EXHIBIT 3.1

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                               JENNER TECHNOLOGIES



         Anthony E. Maida III and Timothy Stevens certify that:

         1. They are the duly  elected and acting  Chief  Executive  Officer and
Assistant  Secretary,   respectively  of  Jenner   Technologies,   a  California
corporation (the "Corporation").

         2. The Articles of Incorporation of the Corporation are hereby amended and restated to read in their entirety as set forth on Exhibit A attached hereto.

         3. The attached Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of the Corporation.

         4. The attached Amended and Restated Articles of Incorporation have been duly approved by the required vote of the outstanding shares of Common Stock and Preferred Stock entitled to vote in accordance with the Articles of Incorporation of this Corporation and Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of each class entitled to vote with respect to the attached amendment and restatement was (i) 16,867,827 shares of Common Stock and (ii) 10,550,000 shares of Preferred Stock (consisting of 8,550,000 shares of Series A Preferred Stock and 2,000,000 shares of Series B Preferred Stock). The number of shares of Common Stock and Preferred Stock voting in favor of the amendment equaled or exceeded the vote required. The vote required was a majority of the outstanding shares of Common Stock and Preferred Stock each voting separately as a class.





         The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

         Executed at Palo Alto, California on June 18, 1996.

                                                /s/ ANTHONY E. MAIDA III
                                                -------------------------
                                                Anthony E. Maida III
                                                Chief Executive Officer



                                                /s/ TIMOTHY STEVENS
                                                -------------------------
                                                Timothy Stevens
                                                Assistant Secretary






                                       -2-





                                    EXHIBIT A

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                               JENNER TECHNOLOGIES


                                       I.

         The name of this corporation is Jenner Technologies.


                                       II.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                      III.

         This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is 35,000,000 shares, of which 30,000,000 shares are Common Stock, $0.001 par value, and 5,000,000 shares are Preferred Stock, $0.001 par value. Preferred Stock may be issued from time to time in one or more series.

         Subject to the provisions set forth in Section 5 of this Article IV hereof, the board of directors of the corporation is authorized to fix the number of shares of any series of any Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the board of directors of the corporation originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease, but not below the number of shares of any such series then outstanding, the number of shares of any such series subsequent to the issue of shares of that series. The first series of Preferred Stock shall be designated "Series A Preferred" and shall consist of 2,137,500 shares. The second series of Preferred Stock shall be designated "Series B Preferred" and shall consist of 500,000 shares. The Series A Preferred and the Series B Preferred are sometimes collectively referred to herein as the "Preferred Stock."





         Upon the filing of these Restated Articles of Incorporation, each outstanding share of Common Stock, Series A Preferred Stock and Series B Preferred Stock shall be split up and converted into 0.248013819 shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock,
respectively. In lieu of any fractional shares to which a holder of Common Stock, Series A Preferred Stock and Series B Preferred Stock would otherwise be entitled, the holder shall receive one whole share of Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be.


                                       IV.

         The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and Preferred Stock are as follows:

         1. Dividends. The holders of Preferred Stock shall be entitled, when and if declared by the board of directors of the corporation, to dividends out of assets of the corporation legally available therefor at the rate of $0.0605 per share in the case of the Series A Preferred and $0.0907 per share in the case of the Series B Preferred, per annum. Dividends on the Preferred Stock shall be payable in preference and prior to any payment of any dividend on the Common Stock of the corporation. Thereafter, the holders of Common Stock and Preferred Stock shall be entitled, when and if declared by the board of directors of the corporation, to dividends out of assets of the corporation legally available therefor, provided, however, that no such dividend may be declared or paid on any shares of Common Stock or Preferred Stock unless at the same time an equivalent dividend is declared or paid on all outstanding shares of Common Stock and Preferred Stock, and provided further that the dividend on any series of any Preferred Stock shall be payable at the same rate per share as would be payable on the shares of Common Stock or other securities into which such series of Preferred Stock is convertible immediately prior to the record date of such dividend. The right to dividends on shares of the Common Stock and Preferred Stock shall not be cumulative, and no right shall accrue to holders of Common Stock or Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period.

         Dividends, if paid or declared and set apart for payment, must be paid or declared and set apart for payment in full on each series of Preferred Stock contemporaneously, or if less than full dividends are paid or declared and set apart for payment on each series of Preferred Stock, the same percentage of dividends shall be paid or declared and set apart for payment on each such series of Preferred Stock, based on the aggregate dividend preference of each such series.

         2.       Liquidation Preference.

                  (a) Preference. In the event of any liquidation, dissolution or winding up of the corporation, either voluntarily or involuntarily, the holders of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of Common Stock of the corporation, an amount equal to: (i) $0.8064 per share of Series A Preferred then held, plus a further amount equal to (A) the number of shares of Series A Preferred then held multiplied by .0605, multiplied by (B) the number of years such shares were held prior to the effective date of the liquidation, dissolution or winding up of the corporation; and (ii) $1.2096 per share of Series B Preferred then held, plus a further amount equal to (A) the number of shares of Series B Preferred then held multiplied by .0907, multiplied by (B) the number of years such shares were held prior to the effective date of the liquidation, dissolution or winding up of the corporation.

                  If upon such liquidation, dissolution or winding up of the corporation, the assets of the corporation are insufficient to provide for the cash payment to such holders of the full preferential aforesaid preferential amounts, then the remaining assets of the corporation shall be distributed among the holders of Preferred Stock in the proportion that the aggregate preferential amount of shares of Preferred Stock held by each such holder bears to the aggregate preferential amount of all shares of Preferred Stock.

                  After the payment or setting apart of payment to the holders of the Preferred Stock of the preferential amounts so payable to them, the holders of Common Stock shall be entitled to receive pro rata the remaining assets of the corporation.

                  (b) Consolidation or Merger. A consolidation or merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation, or a series of related transactions in which more than 50% of the voting power of the corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this paragraph 2.

                  (c) Noncash Distributions. If any of the assets of the corporation are to be distributed other than in cash under this paragraph 2 or for any purpose, then the board of directors of the corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock. The corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock of the appraiser's valuation.

                  (d) Repurchase of Shares. In connection with repurchases by this corporation of its Common Stock, pursuant to its agreements with certain of the holders thereof, Section 502 and 503 of the California General Corporation Law shall not apply in all or in part with respect to such repurchases.

         3. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for the Preferred Stock. Each share of each series of Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Value (as hereinafter defined) per share in effect for such series at the time of conversion by the per share Conversion Price (as hereinafter defined) of such series. The initial Conversion Price per share of Series A Preferred Stock shall be $0.8064 and the per share Conversion

Value of Series A Preferred shall be $0.8064. The initial Conversion Price per share of Series B Preferred shall be $1.2096 and the Conversion Value per share of Series B Preferred shall be $1.2096. The initial Conversion Price of each series shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock into which a series of Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series.

                  (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at its then effective Conversion Rate (i) immediately upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, the aggregate gross proceeds to the corporation of which exceed $7,500,000 and the per share price to the public of which is at least $8.00, prior to deduction of underwriting commissions and offering expenses; or (ii) upon the effective date of the affirmative vote of holders of more than 80% of all outstanding series Preferred Stock voting together as a single class.

                  (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Preferred Stock and shall give written notice to the corporation at such office that he or she elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to paragraph 3(b) hereof). The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately before the close of business on the date of such surrender of the shares of Preferred Stock to be converted, (except that in the case of an automatic conversion pursuant to paragraph 3(b)(i) such conversion shall be deemed to have been made immediately before the closing of the offering referred to in paragraph 3(b)(i)) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time.

                  (d) Fractional Shares. In lieu of any fractional shares to which the holder of a series Preferred Stock would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of such series of Preferred Stock as determined by the board of directors of the corporation.

                  (e) Adjustment of Conversion Price. The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as follows:

                             (i) If the corporation shall issue any Common Stock
other than "Excluded Stock", as defined below, for a consideration per share less than the Conversion Price of such series in effect immediately prior to the issuance of such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations or dividend which are covered by paragraph 3(e)(iii),
(iv), (v) and (vi)), the Conversion Price of such series in effect after each such issuance shall thereafter (except as provided in this Section 3(e)) be adjusted to a price equal to the quotient obtained by dividing:

                                    (A)  an amount equal to the sum of

                                            (x) the  total  number  of shares of
Common Stock outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock, or deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below) immediately prior to such issuance multiplied by the Conversion Price of such series in effect immediately prior to such issuance, plus

                                            (y) the  consideration  received  by
the corporation upon such issuance, by

                                    (B) the  total  number  of  shares of Common
Stock outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock or deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below) immediately prior to such issuance plus the additional shares of Common Stock deemed to be issued in such issuance (but not including any additional shares of Common Stock deemed to be issued as a result of any adjustment in the Conversion Price resulting from such issuance).

                                    For the  purposes of any  adjustment  of the
Conversion Price pursuant to this clause (i), the following provisions shall be applicable:

                                            (1) In the case of the  issuance  of
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the corporation in connection with the issuance and sale thereof.

                                            (2) In the case of the  issuance  of
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the board of directors of the corporation, in accordance with generally accepted accounting treatment.

                                            (3) In the case of the  issuance  of
(i) options to  purchase or rights to  subscribe  for Common  Stock  (other than
Excluded Stock), (ii) securities by their terms con vertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                                     (A) the  aggregate  maximum
number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions
(1) and (2) above), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                                     (B) the  aggregate  maximum
number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                                                     (C)  on any  change  in the
number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                                                     (D)  on the  expiration  of
any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                            (ii)    "Excluded Stock" shall mean:

                                    (A)  all   shares   of   Common   Stock  and
securities convertible into Common Stock issued and outstanding on the date this document is filed with the California Secretary of State;

                                    (B) all  shares of Common  Stock  into which
the shares of Preferred Stock are convertible;

                                    (C) all  shares  of  Common  Stock  or other
securities to be issued after the date of filing these Amended and Restated Articles to consultants, directors or employees of the corporation which are approved by the board of directors of the corporation and any shares of Common

Stock or other securities currently outstanding repurchased from consultants, directors or employees of the corporation;

                                    (D) all shares issued to equipment  lessors,
banks or financial institutions in connection with equipment financing, lines of credit or similar transactions or shares issued in connection with a transaction involving a technology license, distribution rights or similar rights.

                                All   outstanding   shares  of  Excluded   Stock
(including shares issuable upon conversion of the Preferred Stock) shall be deemed to be outstanding for all purposes of the computations of subparagraph 3(e)(i) above.

                           (iii)  If  the  number  of  shares  of  Common  Stock
outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of the Preferred Stock shall be increased in proportion to such increase of outstanding shares.

                           (iv)  If  the  number  of  shares  of  Common   Stock
outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of the Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                           (v) In case  the  corporation  shall  declare  a cash
dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of Preferred Stock shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which the Series A Preferred or Series B Preferred, as the case may be, is then convertible.

                           (vi) In case,  at any time after the date hereof,  of
any capital reorganization, or any reclassification of the stock of the corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the corporation with or into another person (other than a consolidation or merger in which the corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the corporation, the shares of Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition such holder had converted his or her shares of Preferred Stock into Common Stock. The provisions of this clause (vi) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                           (vii) All  calculations  under  this  paragraph  3(e)
shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                  (f) Minimal Adjustments. No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

                  (g) No Impairment. The corporation will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment. This provision shall not restrict the corporation's right to amend its Articles of Incorporation with the requisite shareholder consent.

                  (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this paragraph 3, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

                  (i) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

                  (j) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (k) Notices. Any notice required by the provisions of this paragraph 3 to be given to the holder of shares of the Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.

         4. Voting Rights. The holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock could be converted on the record date for the vote or consent of shareholders and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

         5.       Protective Provisions.

                  (a) Preferred Stock. In addition to any other rights provided by law, so long as any Preferred Stock shall be outstanding, the corporation shall not without first obtaining the approval of the holders of more than 50 percent of all outstanding series of Preferred Stock voting together as a single class:

                             (i)  Change  the  authorized  number  of  shares of
Preferred Stock;

                             (ii) Alter or change  the  rights,  preferences  or
privileges of the Preferred Stock materially and adversely; or

                             (iii)  Create  any  new  class  of  shares   having
preference over or being on parity with the Preferred Stock.

         6. Residual Rights. All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein shall be vested with the Common Stock.

                                       V.

         1. Limitation of Directors' Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         2. Indemnification of Corporate Agents. This corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

         3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification.


                                      * * *